UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                   Entry into a Material Definitive Agreement.

On June 28, 2018, Napo Pharmaceuticals, Inc. (“Napo”), a wholly-owned subsidiary of Jaguar Health, Inc. (the “Company”), entered into a definitive co-promotion agreement (the “Agreement”) with RedHill Biopharma Ltd. (“RedHill”), a specialty biopharmaceutical company primarily focused on late clinical-stage development and commercialization of proprietary drugs for gastrointestinal (“GI”) diseases, pursuant to which Napo granted RedHill the exclusive right to co-promote Mytesi, Napo’s FDA-approved drug, to certain gastroenterologists and primary care physicians in the United States for the current approved indication of Mytesi.

In consideration for RedHill’s services, Napo will pay RedHill a specified amount per unit of product dispensed. The Agreement specifies that Napo will grant RedHill a royalty-free right to use trademarks and copyrights relating to the Mytesi in connection with the promotion of Mytesi in the United States. The Agreement also contains provisions regarding payment terms, confidentiality and indemnification, as well as other customary provisions.

The co-promotion of Mytesi in the United States pursuant to the terms of the Agreement will be supervised and managed by a joint promotion committee composed of representatives from Napo and RedHill.  Among other things, the committee is responsible for monitoring compliance with the Agreement and the promotion plan and discussing the overall strategy for the marketing, promotion and sale of Mytesi in the United States.

The Agreement expires on December 28, 2018 unless extended by mutual agreement. The Agreement may be terminated by RedHill for convenience, in whole or in part, at any time upon 30 days’ prior written notice to Napo.  The Agreement may also be terminated by either party (i) for the other party’s material breach or violation of law, where such breach or violation is not cured within the timeframe specified by the agreement, (ii) upon the bankruptcy, insolvency or dissolution of the other party, or (iii) upon the occurrence of a state or federal agency or administrative action due to any act or omission of the other party.  Upon expiration of the term of the Agreement or termination by either party, all rights granted to RedHill under the Agreement will automatically terminated and revert to Napo.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018, portions of which will be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted material will be included in the request for confidential treatment.

On June 28, 2018, the Company issued a press release announcing the Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01                   Financial Statements and Exhibits.

(d)                  Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 28, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: July 5, 2018	By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

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